NEWS RELEASE

                                         [LOGO OF CHARLES E. SMITH APPEARS HERE]

CHARLES E. SMITH RESIDENTIAL REALTY, INC.


FOR IMMEDIATE RELEASE:          Contacts:       Investors - Bruce Snyder
---------------------                           (703) 769-1029
October 15, 1997

                                                Media - John Kurtz
                                                (703) 769-1153

                                                Sard Verbinnen & Company, Inc.
                                                Judy Brennan/Heather Reeves
                                                (212) 687-8080


            CHARLES E. SMITH RESIDENTIAL BEGINS NATIONAL EXPANSION
                    WITH ACQUISITIONS IN CHICAGO AND BOSTON

               IDENTIFIES SECURITY CAPITAL AFFILIATE AS INVESTOR
              IN $71.5 MILLION PRIVATE PLACEMENT ANNOUNCED IN MAY


     ARLINGTON, VA -- Charles E. Smith Residential Realty, Inc. (NYSE:SRW), a Northern Virginia-based real estate investment trust specializing in urban multifamily rental properties, announced the acquisition of luxury high-rise apartment properties in Chicago and Boston with a total value of approximately $70 million. The two transactions are part of the first phase of the Company's program to diversify geographically from its substantial base in the Washington D.C./Northern Virginia metro area into other strong metropolitan area markets.

     The Company also announced that Security Capital Preferred Growth Incorporated, a private affiliate of Security Capital Group Incorporated, is the investor with which the Company arranged the private placement of $71.5 million in convertible preferred stock in May, 1997. Security Capital Preferred Growth is a private REIT that invests in private and public real estate operating companies with strong intermediate-term prospects for growth.

                                    (more)
                                                                        page - 2

     Ernest Gerardi, Jr., president of Smith Residential said, "Our national expansion strategy is being funded in part with capital supplied by major institutional investors with significant experience investing in publicly traded real estate operating companies. Security Capital Group has been one of the most successful investors in the securitized real estate market, and we welcome their affiliate's stock ownership in our Company. Their investment, in addition to a separate stock purchase by Prudential of $76 million in September, demonstrates the strong confidence shown by two major institutional investors in our Company."

     Daniel F. Miranda, managing director for Security Capital Preferred Growth stated, "We believe that the real estate industry is still in the early stages of fundamental change and that securitization of the industry will continue to grow at a rate similar to what has already taken place in the 1990's." Mr. Miranda added, "Within this environment, a number of exciting opportunities exist to invest in well-managed growth companies, such as Charles E. Smith Residential, and to facilitate their future growth."

     Gerardi continued, "The transactions in Chicago and Boston are initial steps in the implementation of the geographic expansion strategy we announced earlier this year, focusing on acquisitions in urban locations in growing metropolitan areas. With these investments in place, we are continuing to work on an existing pipeline of additional opportunities in key national markets."

     "Consistent with our current asset profile, both of these acquisitions are high quality urban high-rise properties in strong metropolitan areas," Gerardi added. "Chicago and Boston each have excellent long-term economic growth outlooks and substantial opportunities for additional investment. Together with our portfolio in Northern Virginia and Washington D.C., we now operate in three of the premier urban markets in the country."

     In Chicago, Smith Residential acquired a 36-story 306-unit luxury high-rise apartment property -- One East Delaware -- in the desirable Near North submarket
just north of downtown Chicago, and two blocks west of Michigan Avenue.   The
property was completed in 1989 and was 99% occupied on October 1, 1997. It also includes 41,726 square feet of commercial space. The

                                    (more)
                                                                        page - 3

property was acquired from Near North Properties, a private Chicago developer/manager, in a transaction valued at approximately $43 million using funds from a Smith Residential bank credit line. Chicago is forecast to have the largest total job growth of all U.S. cities by 2005, according to the U.S. Department of Commerce's Bureau of Economic Analysis, and also has a large, vibrant 24-hour downtown and a long-term tradition of downtown high-rise living.

     In Boston, the Company used Operating Partnership units to complete an exchange for a 188-unit luxury high-rise property -- the Company's first "unit swap" outside its core Northern Virginia/Washington D.C. markets. The 16-story property -- 2000 Commonwealth Avenue -- is located in the fashionable Chestnut Hill section of Boston, overlooking the Chestnut Hill reservoir. It was built in 1986, and was 98% occupied on October 1, 1997. The property was acquired from Charles River Management, a Boston owner/manager, in a transaction valued at approximately $27 million, including assumption of $13 million of debt and issuance of 465,000 Operating Partnership units.

     Smith Residential also noted that in early October it completed settlement of two high-rise acquisitions announced last month -- the 714-unit Lincoln Towers property in the Ballston submarket of Arlington County, Virginia for $88.5 million, and the 564-unit Courthouse Hill property currently under construction in the Arlington Courthouse section of Arlington County, Virginia, which upon completion will be valued at over $64 million. The Company also completed the sale of a combination of common and preferred stock to the Prudential Insurance Company for a total of $76 million.

     With completion of these transactions, in 1997 Smith Residential has completed acquisitions totaling 3,036 units, bringing its total owned portfolio to 18,236 units -- an increase of 20%, and $286 million since the first of the year. In addition, the Company currently has 1,195 units under construction as part of its development pipeline.

     Charles E. Smith Residential Realty, Inc. is a self-managed real estate investment trust listed on the New York Stock Exchange (SRW). The Company and its subsidiaries and affiliates own, acquire, develop, and manage multifamily residential properties in addition to providing a full

                                    (more)
                                                                        page - 4

range of real estate services to other property owners. The Company owns a portfolio of over 18,000 apartment units and manages an additional 4,000+ units for other owners. The total market capitalization of the Company -- Charles E. Smith Residential Realty, including its Operating Partnership -- is approximately $1.6 billion. Investor information including press releases about Charles E. Smith Residential Realty is available on the Company's Web site at:
HTTP://WWW.SMITHREIT.COM ... and also through PR Newswire Company's "News on Call" by fax 800-758-5804, ext. 101271, or at: HTTP://WWW.PRNEWSWIRE.COM.

     Certain items discussed in this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Charles E. Smith Residential Realty, Inc. believes that such statements are based on reasonable expectations and assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the company's expectations include real estate market conditions, information determined in the course of due diligence review, changes in local economic conditions and other risks detailed from time to time in the company's reports and filings with the
Securities and Exchange Commission.   The company assumes no obligation to
update or supplement forward looking statements that may become untrue because of subsequent events.

                                     # # #